UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 12, 2008 (March 12, 2008)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers.
     Effective March 12, 2008 Advocat Inc. (the “Company”) appointed Chad A McCurdy as a new Director. Mr. McCurdy has not been appointed to any of the committees of the board of directors at this time. The Board may consider adding him to certain committees in the near future. Mr. McCurdy does not have any related party transactions with the Company. The following is a brief description of Mr. McCurdy’s business experience:
     Mr. McCurdy (age 39) is the Managing Partner of Marlin Capital Partners, LLC. Marlin Capital Partners currently owns approximately 297,600 shares of the Company’s common stock. Mr. McCurdy has been a Principal at Institutional Equities an institutional brokerage and money management firm since 2004. Prior to that, Mr. McCurdy was a broker with First Dallas Securities from 2003 through 2004. Mr. McCurdy is a graduate of Southern Methodist University, Cox School of Business.
     A press release dated March 12, 2008 is attached to this Report.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit

99.1	Press release March 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: March 12, 2008

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated March 12, 2008.